SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

(CONVERSION)

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **EXMOVERE HOLDINGS, INC.** did on July 21, 2010 file in this office the Convert In and Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 21, 2010.

ROSS MILLER
Secretary of State

Certified By: Robert Sandberg
Certificate Number: C20100721-0882
You may verify this certificate
online at **http://www.nvsos.gov/**